Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 to Amended and Restated Credit Agreement (this “Amendment”) is dated as of September 25, 2007, by and among AMERICAN DENTAL PARTNERS, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto (collectively, the “Subsidiary Guarantors” and together with the Borrower, the “Credit Parties”), the lending institutions party to the Credit Agreement, as hereinafter defined (the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of February 22, 2005, as amended by the Omnibus Amendment Agreement and Waiver, dated as of January 26, 2007 and Amendment No. 2 to Amended and Restated Credit Agreement, dated February 21, 2007, and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for revolving loans, letters of credit and other financial accommodations, all upon certain terms and conditions stated therein (as amended and as the same may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that it intends to consummate the Metro Acquisition (as hereinafter defined);

WHEREAS, in connection with the Metro Acquisition, the Borrower has requested that the Total Commitment be increased by $55,000,000, and the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof to, among other things, increase the Total Commitment by $55,000,000; and

WHEREAS, the Borrower has also requested that the Lenders (i) consent to, among other things, the incurrence of the Term Loans (as hereinafter defined) pursuant to the Term Loan Agreement (as hereinafter defined) and the issuance of Senior Notes (as hereinafter defined) pursuant to the Senior Notes Documents (as hereinafter defined), and the Administrative Agent and the Lenders have agreed to consent to the Term Loan Agreement and the issuance of the Senior Notes upon the terms and conditions set forth herein, and (ii) agree to certain other modifications to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the Credit Parties, the Administrative Agent and the Lenders hereby agree as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined in this Amendment shall be defined in accordance with the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Schedule 1. Schedule 1 to the Credit Agreement shall be amended and restated in its entirety as set forth at Exhibit A to this Amendment (“Amended Schedule 1”).

2.2 Amendment to Schedule 9.4. Schedule 9.4 to the Credit Agreement shall be amended and restated in its entirety as set forth at Exhibit B to this Amendment.

2.3 New Definitions. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto in the appropriate alphabetical order:

““Amendment No. 3 Effective Date” shall mean the date upon which the conditions specified in Section 4.1 of Amendment No. 3 to Amended and Restated Credit Agreement are satisfied.”

““Amendment No. 3 Fee Letter” shall mean that certain proposal letter, dated as of August 9, 2007, between the Borrower and the Administrative Agent.”

““Amendment No. 3 to Amended and Restated Credit Agreement” shall mean Amendment No. 3 to Amended and Restated Credit Agreement, dated September 25, 2007, by and among the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent.”

““Intercreditor Agreement” shall mean an Intercreditor Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof), substantially in the form attached hereto as Exhibit C-3, or otherwise in a form acceptable to the Required Lenders.”

““Metro Acquisition” shall mean the acquisition by the Borrower of all of the outstanding stock of the Metro Target.”

““Metro Acquisition Documents” shall mean the Metro Purchase Agreement, together with the other documents executed and delivered in connection therewith.”

““Metro Purchase Agreement” shall mean Stock Purchase Agreement, dated August 30, 2007, among the Borrower, the Metro Target, the selling stockholders listed therein and Metro Dentalcare, PLC.”

““Metro Target” shall mean Metropolitan Dental Holdings, Inc., a Delaware corporation.”

““Post-Acquisition Liquidity” shall mean the sum of the Unutilized Total Commitment and any unencumbered cash balances of the Borrower and its Subsidiaries.”

““Regulation X” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.”

““Senior Notes” shall mean one or more debt or equity securities to be issued and sold by the Borrower in a private placement pursuant to the Senior Notes Documents so long as the aggregate principal amount of such Indebtedness does not exceed $100,000,000 at any time, the proceeds of which will be applied in accordance with the Term Loan Agreement, but subject to the Intercreditor Agreement.”

““Senior Notes Documents” shall mean all of the agreements, documents and instruments delivered in connection with the issuance of the Senior Notes, which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.”

““Term Loan Agreement” shall mean the Term Loan Agreement, dated as of September 25, 2007, between the Borrower, KBCM LLC, as administrative agent, and the lenders party thereto from time to time, as the same may be amended in accordance with the terms thereof, but subject to the Intercreditor Agreement.”

““Term Loans” shall have the meaning given to such term in the Term Loan Agreement.”

2.4 Deletions to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Annual Cap Ex Limit” and “Carryover” therefrom.

2.5 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended to amend and restate the definitions of “Adjusted Eurodollar Rate,” “Applicable Commitment Fee Rate,” “Applicable Margin,” “Authorized Officer,” “Credit Documents,” “Domestic Subsidiary,” “Facility Termination Date,” “Permitted Acquisition” and “Total Commitment” in their entirety as follows:

““Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum quoted on Reuter’s page LIBOR01 (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market), at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, divided (and rounded to the nearest one hundredth of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest ten thousandth of 1%) of the rates at which Dollar deposits of $5,000,000 are offered to the Reference Banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period.”

““Applicable Commitment Fee Rate” shall mean:

(i) As of the Amendment No. 3 Effective Date, until changed hereunder in accordance with the provisions set forth in this definition, the Applicable Commitment Fee Rate shall be 25 basis points;

(ii) Commencing with the fiscal quarter of the Borrower ended on September 30, 2007, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Commitment Fee Rate in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Commitment Fee Rate

Greater than 3.25 to 1.00	37.50 bps

Less than or equal to 3.25 to 1.00, but greater than 2.75 to 1.00	25.00 bps

Less than or equal to 2.75 to 1.00 but greater than 2.25 to 1.00	25.00 bps

Less than or equal to 2.25 to 1.00 but greater than 1.75 to 1.00	22.50 bps

Less than or equal to 1.75 to 1.00 but greater than 1.25 to 1.00	20.00 bps

Less than or equal to 1.25 to 1.00	17.50 bps

(iii) Changes in the Applicable Commitment Fee Rate based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in Section 8.1(c), demonstrating the computation of the Leverage Ratio, based upon the Leverage Ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements. Notwithstanding the foregoing, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 8.1(a) or (b), accompanied by the certificate and calculations referred to in Section 8.1(c) or (B) an Event of Default has occurred and is continuing, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Leverage Ratio at such time. Any changes in the Applicable Commitment Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.”

““Applicable Margin” shall mean:

(i) As of the Amendment No. 3 Effective Date, until changed hereunder in accordance with the following provisions, the Applicable Margin shall be (A) 50 basis points for Base Rate Loans, and (B) 125 basis points for Eurodollar Loans;

(ii) Commencing with the fiscal quarter of the Borrower ended on September 30, 2007, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans

Greater than 3.25 to 1.00	100.00 bps	175.00 bps

Less than or equal to 3.25 to 1.00, but greater than 2.75 to 1.00	75.00 bps	150.00 bps

Less than or equal to 2.75 to 1.00 but greater than 2.25 to 1.00	50.00 bps	125.00 bps

Less than or equal to 2.25 to 1.00 but greater than 1.75 to 1.00	25.00 bps	100.00 bps

Less than or equal to 1.75 to 1.00	0 bps	87.50 bps

(iii) Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in Section 8.1(c), demonstrating the computation of the Leverage Ratio, based upon the Leverage Ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements. Notwithstanding the foregoing provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 8.1(a) or (b), accompanied by the certificate and calculations referred to in Section 8.1(c), (B) a Default under Section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Leverage Ratio at such time. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.”

““Authorized Officer” shall mean any of the following officers of the Borrower: the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice-President-Planning and Investment or the Treasurer or any other officer of the Borrower performing a function similar to any of the foregoing that is acceptable to the Administrative Agent.”

““Credit Documents” shall mean this Agreement, the Intercreditor Agreement, the Notes, the Subsidiary Guaranty, the Security Documents and any Letter of Credit Document.”

““Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States territory or possession.”

““Facility Termination Date” shall mean the earlier of (i) September 24, 2012, or (ii) the date that the Total Commitment is terminated pursuant to Section 10.2 hereof.”

““Permitted Acquisition” shall mean and include any Acquisition as to which all of the following conditions are satisfied:

(i) such Acquisition (A) involves a line or lines of business that are complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Closing Date, and (B) involves a person or a line or lines of business that are located and operated in the United States;

(ii) during fiscal year 2007, the Borrower would, after giving effect to such Acquisition, on a pro forma basis, have $15,000,000 in Post-Acquisition Liquidity;

(iii) beginning in fiscal year 2008, the aggregate Consideration for such Acquisition, when added together with the aggregate Consideration for all other Permitted Acquisitions made during the same fiscal year as such Acquisition, shall not exceed $30,000,000;

(iv) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

(v) the Borrower would, after giving effect to such Acquisition, on a pro forma basis, be in compliance with the financial covenants set forth in Section 9.7;

(vi) at least five Business Days prior to the completion of such Acquisition (other than an acquisition of patient records in which the aggregate consideration is less than $500,000), the Borrower shall have delivered to the Administrative Agent and the Lenders (A) in the case of any Acquisition in which the aggregate Consideration to be paid is in excess of $3,000,000, a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 9.7 on a pro forma basis, and (B) in the case of any Acquisition in which the aggregate Consideration is in excess of $7,500,000, historical financial statements relating to the business or person to be acquired, financial projections relating to the Borrower and its Subsidiaries after giving effect to such Acquisition and such other information as the Administrative Agent may reasonably request; and

(vi) any Management Service Agreement entered into by the Borrower or any of its Subsidiaries in connection with such Acquisition is collaterally assignable to the Administrative Agent without the consent of any party to such Management Service Agreement, subject to any restrictions under applicable law.”

““Permitted Prepayment Amount” shall mean an amount equal to $106,943.”

““Total Commitment” shall mean the aggregate amount of the Commitments of the Lenders, as such commitment may be decreased or increased pursuant to the terms of this Agreement. The amount of the Total Commitment on the Amendment No. 3 Effective Date is $130,000,000.”

2.6 Amendment to Article IV. Section 4.4 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 4.4 Increase in Commitments.

(a) The Borrower may, by written notice to the Administrative Agent, request (each such request, a “Commitment Increase Request”) that the Total Commitment be increased by an amount not to exceed $45,000,000 such that the aggregate Total Commitment is not more than $175,000,000 after giving effect to all such increases from the Amendment No. 3 Effective Date until one year prior to the Facility Termination Date, provided that no Default or Event of Default has occurred and is continuing at the time of such Commitment Increase Request and on the date of any such increase. The Administrative Agent shall deliver a copy of such Commitment Increase Request to each Lender. The Borrower shall set forth in such Commitment Increase Request the amount of the requested increase in the Total Commitment (which shall be in a minimum amount of $5,000,000 and in minimum increments thereafter of $5,000,000) and the date on which such increase is requested to become effective (which date shall be not less than 20 Business Days nor more than 60 days after the date of such notice and that, in any event, must be at least 385 days prior to the Facility Termination Date), and shall offer each Lender the opportunity to increase its Commitment by its Commitment Percentage of the proposed increased amount. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 Business Days after the date of delivery by the Administrative Agent of the Borrower’s Commitment Increase Request, either agree to increase its Commitment by all or a portion of the offered amount (each such Lender so agreeing being an “Increasing Lender”) or decline to increase its Commitment (and any such Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment and each Lender so declining or being deemed to have declined being a “Non-Increasing Lender”). If at the end of the 10 Business Day period referred to above there are any Non-Increasing Lenders, the Administrative Agent shall offer to each Increasing Lender the opportunity to increase its Commitment by all or a portion of the remaining amount of the requested increase that the Non-Increasing Lenders did not accept and, if such Increasing Lenders offer to increase their Commitments by more than such remaining amount, the Administrative Agent shall allocate such remaining amount among such Increasing Lenders on a pro rata basis based upon each such Lender’s Commitment Percentage. If, on the 11th Business Day after the Administrative Agent shall have delivered a copy of a request by the Borrower to the Lenders as set forth above, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Total Commitment so requested by the Borrower, the Borrower may arrange for one or more banks or other entities that are Eligible Assignees, in each case reasonably acceptable to the Administrative Agent (each such person so agreeing being an “Augmenting Lender”), to commit to making Loans pursuant to a Commitment hereunder in an amount no less than $5,000,000, and the Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence such Augmenting Lender’s Commitment and/or its status as a Lender hereunder. Any increase in the Total Commitment may be made in an amount that is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

(b) Each of the parties hereto agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that after giving effect to any increase in the Total Commitment pursuant to this Section 4.4(b), the outstanding Loans (if any) are held by the Lenders in accordance with their new Commitment

Percentages. This may be accomplished at the discretion of the Administrative Agent: (w) by requiring the outstanding Loans to be prepaid with the proceeds of new Borrowings; (x) by causing the Non-Increasing Lenders to assign portions of their outstanding Loans to Increasing Lenders and Augmenting Lenders; (y) by permitting the Borrowings outstanding at the time of any increase in the Total Commitment pursuant to this Section 4.4(b) to remain outstanding until the last days of the respective Interest Periods therefor, even though the Lenders would hold such Borrowings other than in accordance with their new Commitment Percentages; or (z) by any combination of the foregoing. Any prepayment or assignment described in this paragraph (b) shall be subject to Section 2.7, but otherwise without premium or penalty; provided, however, that the Administrative Agent, in exercising its discretion to take the actions permitted under this Section 4.4(b), shall use its commercially reasonable efforts to minimize the liability of the Borrower arising under Section 2.7.”

2.7 Amendment to Section 5.2. Section 5.2 shall be amended and restated in its entirety to read as follows:

“Section 5.2. Mandatory Prepayments. The Loans shall be subject to mandatory repayment or prepayment, and the Letter of Credit Outstandings shall be subject to cash collateralization requirements, in accordance with the following provisions:

(a) Facility Termination Date. The Borrower shall repay the entire principal amount outstanding of any Loans on the Facility Termination Date and, if any Letter of Credit Outstandings exist, then on such date the Borrower shall cause each Letter of Credit to be replaced or cash collateralized in accordance with the provisions of Section 5.2(b).

(b) Mandatory Prepayment—Loans Exceed Total Commitment. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Loans plus (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total Commitment as then in effect, then the Borrower shall prepay on such date that principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans that are contained in Section 5.1. If at any time the aggregate amount of Letter of Credit Outstandings exceeds the Total Commitment as then in effect, or if at any time the aggregate amount of Letter of Credit Outstandings (or any particular Letter of Credit or grouping of Letters of Credit) exceeds the Letter of Credit Commitment Amount, then the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower and any other Credit Parties hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, each Letter of Credit Issuer and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, each Letter of Credit Issuer and the Borrower until the proceeds are applied to the secured obligations).

(c) Mandatory Prepayment—Certain Proceeds of Asset Sales. Subject to the terms of the Intercreditor Agreement, if during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales (other than any Asset Sale permitted pursuant to Section 9.2(a) or (f)) of at least $500,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in Section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale, shall be applied as a mandatory prepayment of principal of the outstanding Loans; provided, that (i) if no Default under Section 10.1(a) or Event of Default shall have occurred and be continuing, (ii) the Borrower and its Subsidiaries have scheduled Consolidated Capital Expenditures during the following 12 months, and (iii) the Borrower notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent of the amount of such Net Cash Proceeds as to which the Borrower so indicates such reinvestment will take place. Subject to the Intercreditor Agreement, if at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested or upon the occurrence and continuation of an Event of Default, the Borrower will immediately make a prepayment of the principal of first, Unpaid Drawings, and second, after all Unpaid Drawings have been paid in full, Loans.

(d) Mandatory Prepayment—Certain Proceeds of Equity Sales. Subject to the terms of the Intercreditor Agreement, not later than the Business Day following the date of the receipt by the Borrower or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of equity securities by the Borrower or any Subsidiary after the Closing Date (other than (i) any intercompany sale to the Borrower or any Subsidiary, (ii) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (or key employees) or directors generally or (iii) any sale or issuance to management or employees pursuant to stock purchase plans or similar plans for the benefit of management or employees (or key employees) generally, up to an aggregate amount of $250,000 per fiscal year), unless the Borrower is otherwise required pursuant to the Term Loan Agreement to use such proceeds to prepay the Term Loans, the Borrower will prepay the principal of the outstanding Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in Section 5.1, that is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans.

(e) Mandatory Prepayment—Certain Proceeds of Debt Securities. Subject to the terms of the Intercreditor Agreement, not later than the Business Day following the date of the receipt by the Borrower or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any Indebtedness incurred after the Closing Date (other than the proceeds of Indebtedness incurred pursuant to Section 9.4), unless the Borrower is otherwise required pursuant to the Term Loan Agreement to use such proceeds to prepay the Term Loans, the Borrower will prepay the principal of the outstanding Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in Section 5.1, that is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans.

(f) Mandatory Prepayment—Certain Proceeds of an Event of Loss. Subject to the terms of the Intercreditor Agreement, if during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Events of Loss of at least $500,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in Section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Event of Loss, shall be applied as a mandatory prepayment of principal of the outstanding Loans.

(g) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans required by this Section 5.2, the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided that (i) the Borrower shall first so designate all Loans that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Base Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.7. Any repayment or prepayment of Eurodollar Loans pursuant to this Section 5.2 shall in all events be accompanied by such compensation as is required by Section 2.7.”

2.8 Amendment to Section 7.7. Section 7.7 of the Credit Agreement is hereby amended by deleting the phrase “KPMG LLP” and replacing it with the words “PricewaterhouseCoopers or another accounting firm of nationally recognized standing that is reasonably acceptable to the Administrative Agent.”

2.9 Amendment to Section 7.16. Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.16. Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Energy Policy Act of 2005, or any applicable state public utility law.”

2.10 Amendment to Section 9.3. Section 9.3(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Existing Liens, etc.: Liens (i) granted under the Term Loan Agreement, so long as such Liens do not rank prior to the Liens granted by the Security Documents and are subject to an Intercreditor Agreement, (ii) after payment in full of the Term Loans (or contemporaneously therewith), Liens securing any Indebtedness evidenced by the Senior Notes, so long as such Liens do not rank prior to the Liens granted by the Security Documents and are subject to the Intercreditor Agreement, (iii) in existence on the

Closing Date that are listed, and the Indebtedness secured thereby and the property subject thereto on the Closing Date described, in Schedule 9.3, and (iv) in the case of each of clauses (i) through (iii), arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;”

2.11 Amendment to Section 9.4. Section 9.4(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Existing Indebtedness: The Indebtedness (i) incurred under the Term Loan Agreement in an original aggregate outstanding principal amount not to exceed $100,000,000, so long as such Indebtedness is subject to an Intercreditor Agreement, (ii) after payment in full of the Term Loans (or contemporaneously therewith), Indebtedness evidenced by the Senior Notes, so long as such Indebtedness is subject to an Intercreditor Agreement, (iii) set forth on Schedule 9.4 hereto, and (iv) in the case of each of clauses (i) through (iii), any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);”

2.12 Amendment to Section 9.5(i). Section 9.5(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) existing investments in any Subsidiaries as of the Closing Date, (ii) any additional investments in any Subsidiary Guarantor, and (iii) investments made after the Closing Date in the Insurance Subsidiary, provided that the maximum cumulative amount of all investments made in the Insurance Subsidiary shall not exceed the aggregate of $10,000,000, provided further that insurance premiums paid by the Borrower or any Subsidiary to the Insurance Subsidiary in the ordinary course of business shall not constitute investments under this Section 9.5;”

2.13 Amendment to Section 9.6(e). Section 9.6(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) the Borrower and its Subsidiaries may make prepayments of the Prepaid Subordinated Indebtedness provided that at the time any such prepayment is made, (i) such prepayment, when added together with all other prepayments of Prepaid Subordinated Indebtedness made since the Amendment No. 3 Effective Date, will not exceed the Permitted Prepayment Amount, and (ii) no Default or Event of Default exists or will occur immediately thereafter.”

2.14 Amendment to Section 9.7(b). Section 9.7(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Leverage Ratio. The Borrower will not permit the Leverage Ratio for any Testing Period most recently ended to exceed the ratio specified below for such Testing Period:

Testing Period	Leverage Ratio

September 30, 2007	3.75 to 1.00

December 31, 2007	3.75 to 1.00

March 31, 2008	3.75 to 1.00

June 30, 2008	3.75 to 1.00

September 30, 2008	3.50 to 1.00

December 31, 2008	3.50 to 1.00

March 31, 2009	3.50 to 1.00

June 30, 2009	3.25 to 1.00

September 30, 2009	3.25 to 1.00

December 31, 2009 and thereafter	3.00 to 1.00

2.15 Amendment to Section 9.7(d). Section 9.7(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Consolidated Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during any fiscal year of the Borrower in excess of $30,000,000.”

2.16 Amendment to Section 9.8. Section 9.8 of the Credit Agreement is hereby amended to delete the word “and” between clauses (ix) and (x) and replace it with a comma, add the word “and” after clause (x), and insert a new clause (xi) as follows:

“(xi) the Term Loan Agreement, the “Credit Documents” (as defined in the Term Loan Agreement) and upon the repayment in full of the Term Loans and incurrence of the Senior Notes, the Senior Notes Documents”

2.17 Amendment to Section 10.1. The word “or” at the end of Section 10.1(k) shall be deleted, the period at the end of Section 10.1(l) shall be changed to ; or and a new clause (m) shall be added thereto as follows:

“(m) Term Loan Agreement; Senior Notes Documents. Any “Event of Default” (or similar term) shall occur under the Term Loan Agreement or the Senior Notes Documents.”

2.18 Amendment to Section 10.3. The introductory paragraph of Section 10.3 shall be amended and restated in its entirety to read as follows:

“Section 10.3. Application of Liquidation Proceeds. Subject to the terms of the Intercreditor Agreement, all monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:”

2.19 Amendment to Sections 11.7 and 12.1. Sections 11.7 and 12.1 of the Credit Agreement shall be amended to change the terms “Related Person” and “Related Persons” to the terms “Related Party” and “Related Parties,” respectively.

2.20 New Section 11.13. A new Section 11.13 shall be added to the Credit Agreement as follows:

“Section 11.13. Intercreditor and Subordination Agreements. In furtherance and not in limitation of the authorization granted in Section 11.1 hereof, each Lender hereby irrevocably authorizes the Administrative Agent, in connection with this Agreement, to execute and deliver, as the Administrative Agent for and on behalf of such Lender, any intercreditor agreements, including the Intercreditor Agreement, and/or any subordination agreements, and each such Lender shall be bound by the terms of any such intercreditor agreement and/or subordination agreement as if it were an original party thereto.”

2.21 Section 12.3(a). Section 12.3(a) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subparagraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(A) if to the Borrower, to it at 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, Attention: Chief Financial Officer (Telecopier No. (781) 224-4216; Telephone No. (781) 224-0880), with a courtesy copy to Gary A. Wadman, Esq., Baker & Hostetler LLP, 65 East State Street, Suite 2100, Columbus, Ohio 43215 (Telecopier No. (614) 462-2616; Telephone No. (614) 462-2678);

(B) if to any Credit Party other than the Borrower, to it c/o of American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, Attention: Chief Financial Officer (Telecopier No. (781) 224-4216; Telephone No. (781) 224-0880);

(C) if to the Administrative Agent, to KeyBank at KeyCenter, 127 Public Square, Cleveland, Ohio 44114, Attention: J.T. Taylor (Telecopier No. (216) 689-8329; Telephone No. (216) 689-4490); and

if to a Lender, to it at its address (or telecopier number) set forth on Schedule 1 hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 12.4 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;”

2.22 A new Exhibit C-3 shall be added to the Credit Agreement in the form attached to this Amendment as Schedule 1.

Section 3. Increase in Commitment; Reallocation of Commitments.

3.1 Increase in Commitment; Reallocation of Commitments. The Borrowers have requested that the Lenders increase the Total Commitment from $75,000,000 to $130,000,000. In connection therewith, certain Lenders have agreed to increase the maximum amount of their respective Commitment (for each such Increasing Lender, a “Commitment Increase”) such that the aggregate amount of all the Commitment Increases is $55,000,000. On the Amendment No. 3 Effective Date, the Commitment of each Lender shall be reallocated such that the Commitment of each Lender shall be as set forth on Amended Schedule 1. Any Lender that is executing this Amendment and that was not a Lender prior to the Amendment No. 3 Effective Date shall become a “Lender” under the Credit Agreement and the other Credit Documents as of the Amendment No. 3 Effective Date with a Commitment as set forth on Amended Schedule 1 as if such Lender had executed an Assignment Agreement.

3.2 Waiver. The Lenders hereby waive the notice and delivery requirements imposed by Section 4.4(a) of the Credit Agreement, and in lieu thereof the conditions precedent set forth in Section 4.1 of this Amendment shall control.

3.3 Commitment Increase Fees. In consideration of the Commitment Increase being provided by each Increasing Lender, on the Amendment No. 3 Effective Date, the Borrower shall pay to each Increasing Lender the fees set forth in the Amendment No. 3 Fee Letter. Such fees shall be non-refundable and be deemed to have been fully earned when paid and shall be in addition to any other fees payable pursuant to the Credit Agreement or this Amendment.

Section 4. Effectiveness.

4.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i) Amendment Executed. This Amendment shall have been executed by each Credit Party, the Administrative Agent and each Lender, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(ii) Replacement Notes. To the extent requested by any Lender, the Borrower shall have executed and delivered to each Increasing Lender a replacement Note reflecting the new amount of such Lender’s Commitment.

(iii) Opinions of Counsel. The Administrative Agent shall have received an opinion of counsel from counsel to the Borrower which shall be in form and substance satisfactory to the Administrative Agent.

(iv) Corporate Resolutions and Approvals. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party approving this Amendment and the other Credit Documents to be executed in connection herewith.

(v) Incumbency Certificate. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each other Credit Party, certifying the names and true signatures of the officers of the Borrower or such other Credit Party authorized to sign this Amendment and the other Credit Documents to be executed in connection herewith.

(vi) Organizational Documents; Good Standing Certificates. The Administrative Agent shall have received (i) a copy of the Certificate of Incorporation of the Borrower, and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State; (ii) a copy of the Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as applicable, of each other Credit Party and any and all amendments and restatements thereof, certified by the relevant Secretary of State and certified by the Secretary or Assistant Secretary of each other Credit Party as being true, complete and correct and in full force and effect; (iii) a copy of each Credit Party’s by-laws, agreement of limited partnership or other similar document, as applicable, certified by the Secretary or Assistant Secretary of such Credit Party as being true, complete and correct and in full force and effect; and (iv) a good standing certificate of each Credit Party from the Secretary of State of the state of incorporation or formation, as applicable, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party.

(vii) Perfection Certificate. The Administrative Agent shall have received a completed and executed Perfection Certificate.

(viii) Fees, etc. The Borrower shall have paid or caused to be paid all fees referred to in the Amendment No. 3 Fee Letter, and shall have paid all reasonable out-of-pocket fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment.

(ix) Term Loan Agreement. The Administrative Agent shall have received a certified copy of the executed Term Loan Agreement, which shall be in full force and effect and in form and substance satisfactory to the Administrative Agent, and the Borrower shall have received the proceeds of the Term Loans thereunder in an amount not less than $100,000,000, less any fees payable thereunder.

(x) Intercreditor Agreement. The Borrower shall have delivered to the Administrative Agent an executed copy of the Intercreditor Agreement with respect to the Term Loan Agreement.

(xi) Metro Acquisition.

(A) Contemporaneously with the incurrence of the Loans on the Amendment No. 3 Effective Date, the Metro Acquisition shall have been consummated in accordance with the terms and conditions of the Metro Acquisition Documents, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and there shall have been no amendments or other modifications to the such documents, other than those that have been approved by the Administrative Agent in writing in its reasonable discretion or those that could not reasonably be expected to materially adversely affect the rights of the Administrative Agent and/or the Lenders.

(B) The Borrower shall have delivered to the Administrative Agent and the Lenders, a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 9.7 on a pro forma basis and historical financial statements relating to the Metro Target, financial projections relating to the Borrower and its Subsidiaries after giving effect to the Metro Acquisition and such other information as the Administrative Agent may reasonably request.

(C) The Administrative Agent shall have received the results of UCC and other search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements and other Liens filed against the Metro Target and/or its Subsidiaries.

(D) The Borrower shall have delivered to the Administrative Agent a copy of all of the Metro Acquisition Documents certified by an officer of the Borrower as being true, complete and correct, and the Administrative Agent and the Lenders shall be satisfied in all respects with the material terms thereof

(xii) Officer’s Certificate. The Borrower shall have delivered to the Administrative Agent an officer’s certificate certifying that, as of the Amendment No. 3 Effective Date, (i) all conditions precedent set forth in this Section 4.1 have been satisfied, (ii) no Default or Event of Default exists nor immediately after the Amendment No. 3 Effective Date will exist, and (iii) all representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents (including without limitation Section 5.1 of this Amendment) are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of Amendment No. 3 Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

(xiii) Evidence of Insurance. The Borrower shall deliver to the Administrative Agent certificates of insurance and other evidence, satisfactory to the Administrative Agent, of compliance with the insurance requirements of the Credit Agreement and the Security Documents.

(xiv) Other Conditions. The Borrower shall have satisfied such other conditions as the Administrative Agent may reasonably request relating to the transactions contemplated hereby.

4.2 Effective Date. This Amendment shall be effective on the date upon which the conditions precedent set forth in Section 4.1 above are satisfied. Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after such date.

Section 5. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) such Credit Party has the legal power and authority to execute and deliver this Amendment, (b) the officer executing this Amendment on its behalf has been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof, (c) after giving effect to this Amendment, no

Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment, and (d) as of the date hereof, such Credit Party has no claim or offset against, or defense or counterclaim to, its obligations or liabilities under the Credit Agreement or any other Credit Document.

Section 6. Miscellaneous.

6.1 Waiver. Each Credit Party, by signing below, hereby waives and releases Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims, in each case arising on or prior to the date of this Amendment, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

6.2 Subsidiary Guarantors. Each Subsidiary Guarantor consents and agrees to and acknowledges the terms of this Amendment and specifically acknowledges the terms of and consents to the amendments set forth in this Amendment. Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty shall remain in full force and effect and be unaffected hereby.

6.3 Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any Credit Document to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement, as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Credit Document.

6.4 Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

6.5 Expenses. The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment, including without limitation, the reasonable costs, fees, expenses and disbursements of the Administrative Agent’s legal counsel.

6.6 Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

6.7 Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

6.8 Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

6.9 JURY TRIAL WAIVER. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

THE BORROWER:

AMERICAN DENTAL PARTNERS, INC.

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President, Planning and Investment

THE SUBSIDIARY GUARANTORS:

ADP OF NEW YORK, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ALABAMA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF CALIFORNIA, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

Amendment No. 3

AMERICAN DENTAL PARTNERS OF LOUISIANA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MARYLAND, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MICHIGAN, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MISSOURI, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF NORTH CAROLINA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

Amendment No. 3

AMERICAN DENTAL PARTNERS OF OKLAHOMA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF PENNSYLVANIA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF TENNESSEE, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF VIRGINIA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PROFESSIONAL SERVICES, LLC, a Subsidiary Guarantor

By:	/s/ Breht R. Feigh
Name:	Breht T. Feigh
Title:	Vice President

Amendment No. 3

APPLE PARK ASSOCIATES, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ARIZONA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF WISCONSIN, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

PDHC, LTD., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

TEXAS DENTAL MANAGEMENT, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

Amendment No. 3

TEXAS DENTAL PARTNERS, LP, a Subsidiary Guarantor

By: TEXAS DENTAL MANAGEMENT, INC., as its General Partner

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

VOSS DENTAL LAB, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

ADP-CFK, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS — USA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS OF ARIZONA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MINNESOTA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

Amendment No. 3

METROPOLITAN DENTAL HOLDINGS, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

METROPOLITAN DENTAL MANAGEMENT, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

Amendment No. 3

THE ADMINISTRATIVE AGENT AND THE LENDERS:

KEYBANK NATIONAL ASSOCIATION, as a Lender, a Letter of Credit Issuer and Administrative Agent

By:	/s/ J.T. Taylor
Name:	J.T. Taylor
Title:	Senior Vice President

Amendment No. 3

TDBANKNORTH, N.A.

By:	/s/ Jeffrey R. Westling
Name:	Jeffrey R. Westling
Title:	Senior Vice President

Amendment No. 3

RBS CITIZENS N.A.

By:	/s/ Michael Ouellet
Name:	Michael Ouellet
Title:	Senior Vice President

Amendment No. 3

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter Killea
Name:	Peter Killea
Title:	Vice President

Amendment No. 3

Exhibit A

Schedule 1

Lenders and Commitments

Lender	Commitment	Notice Address
KeyBank National Association	$40,000,000	KeyCenter 127 Public Square Cleveland, Ohio 44114 Fax: (216) 689-8329 Attention: KCIB Healthcare Group
TDBanknorth, N.A.	$30,000,000	7 New England Executive Park 10th Floor Burlington, MA 01803 Fax: (781) 229-5663 Attention: Jeffrey R. Westling
RBS Citizens N.A.	$30,000,000	28 State Street Boston, MA 02109 Fax: (617) 263-0439 Attention: Michael Ouellet, Senior Vice President
JPMorgan Chase Bank, N.A.	$30,000,000	2 Corporate Drive, Floor 7 Shelton, CT 06484-6238 Fax: (203) 944-8495 Attention: Peter Killea, Vice President
Total:	$130,000,000

Amendment No. 3

Exhibit B

Schedule 9.4

Indebtedness

Lender	Interest Rate	Maturity Date (Month/Year)	Security	Long-Term Balance	Current- Term Balance	Total Balance
Dr. Arthur Woehrlen	7%	5/1/2010	Unsecured	$71,296	$35,647	$106,943
River Road Dental, P.A. and Steven R. Schell, D.D.S.	6%	12/2011	Secured by Brooklyn Center fixed assets and accounts receivable	$481,012.53	$128,334.50	$609,347.03
Total						$716,290.03

Schedule I

Form of Intercreditor Agreement

See attached.